UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2012
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
Registrant's telephone number, including area code
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mr. Eugene Roman
On June 11, 2012, Open Text Corporation (the “Company”) announced that its Chief Technology Officer, Mr. Eugene Roman resigned from his position. Mr. Roman's last day as an employee with the Company will be August 16, 2012.
In addition to announcing Mr. Roman's resignation, the Company also announced the addition of three new employees who will join the Company's executive leadership team; Mr. Greg Corgan joins as EVP for Worldwide Field Operations, Mr. Muhi Majzoub joins as SVP of Engineering and will be assuming the responsibilities of Mr. Roman, and Mr. Manuel Sousa joins as SVP of Human Resources. For further details of this announcement, please see attached the Company's press release filed as an exhibit under Item 9.01 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Open Text Corporation on June 11, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

June 12, 2012	By:	/s/ Gordon A. Davies
Gordon A. Davies Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Open Text Corporation on June 11, 2012.